Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated August 16, 2013, in this Amendment No. 2 to the Registration Statement (Form S-6 No. 333-189259) of Smart Trust, Rising Interest Rates Hedge Trust, Series 1.

/s/ Grant Thornton LLP

Grant Thornton LLP

Chicago, Illinois

August 16, 2013